Exhibit 99.1

Solaris Oilfield Infrastructure, Inc. Announces Third Quarter 2017 Results

Third Quarter 2017 Highlights

•     Record net income of $7.4 million; a $6.3 million increase from second quarter 2017

•	Record adjusted EBITDA of $11.2 million; 50% increase versus second quarter 2017 and up 549% year-over-year

•     Record revenue of $18.5 million; 38% increase versus second quarter 2017 and up 289% year-over-year

•     Record 4,564 revenue days; 35% increase versus second quarter 2017 and up 202% year-over-year

•     Added 15 proppant management systems to the rental fleet; total of 59 systems at quarter-end

HOUSTON, November 2, 2017 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading manufacturer and provider of patented mobile proppant management systems for oil and natural gas well sites, today reported financial results for the third quarter 2017, as further described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) today.

Third Quarter 2017 Financial Review

Solaris reported net income of $7.4 million for third quarter 2017, compared to net income of $0.7 million in third quarter 2016 and net income of $1.1 million in second quarter 2017. Third quarter 2017 net income included certain non-recurring expenses, including approximately $617,000 of IPO-related compensation expense, $41,000 related to a loss on disposal of assets and $36,000 of non-recurring transaction costs.

Adjusted EBITDA for the third quarter was $11.2 million, an increase of $9.5 million from third quarter 2016 and an increase of $3.7 million compared to second quarter 2017. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $18.5 million for the quarter, an increase of $13.7 million, or 289%, compared to third quarter 2016, and an increase of $5.1 million, or 38%, compared to second quarter 2017.

During third quarter 2017, the Company generated 4,564 revenue days, the combined number of days that its systems earned revenue during the quarter, a 202% increase from third quarter 2016, and up 35% compared to second quarter 2017. Customer demand and adoption rates for Solaris’ systems continue to grow as proppant consumption levels increase across the industry and customers realize the benefits of Solaris’ technology.

Capital Expenditures and Liquidity

Driven by strong customer demand and continued customer adoption of our proppant management systems and services, the Company invested $27.6 million in capital equipment during third quarter 2017 and added fifteen systems to the fleet, ending the quarter with 59 systems. These investments help address rising customer demand and are expected to drive future earnings and cash flow growth for Solaris. The Company’s third quarter capital expenditures included $4.8 million in long-lead item purchases made in connection with the construction of the Kingfisher Facility.

As of September 30, 2017, the Company had $54.0 million in cash and $20.0 million of availability under the undrawn credit facility for total liquidity of $74.0 million.

Operational Update

We currently have 68 systems in the rental fleet, with more than 90% of the systems deployed to customers who are renting multiple Solaris systems.

We recently began operations with our new non-pneumatic loading option, which provides additional proppant transportation flexibility, allowing our customers to use belly-dump trucks in addition to the industry standard pneumatic trucks to fill and maintain inventory in our systems.

In August, Solaris broke ground on the Kingfisher Facility and construction is progressing on schedule. Solaris plans to take first delivery of proppant at the facility in January 2018, with the final completion of the initial phase by August 2018. Solaris is engaged in discussions with additional tenants interested in obtaining capacity at the Kingfisher Facility.

Outlook

We are currently manufacturing approximately six systems per month. We have been able to reach this manufacturing rate through selective outsourcing of certain components of our systems. Based on our accelerated manufacturing cadence, we have increased our end of year system outlook to between 74 to 76 systems, an increase from the previous guidance of 68 to 72 systems. In addition, we have refined our 2017 capital expenditure guidance to between $85 million to $95 million as a result of the increased system deliveries.

Solaris recently executed customer agreements to term up the rental of mobile proppant management systems for a minimum of twelve months. These long-term arrangements provide enhanced visability into future earnings and highlight the crtical nature and value of our services.

Solaris’ Chief Executive Officer Greg Lanham commented, “We are excited about the continued adoption of our technology and service offering. As the industry continues to pump ever increasing amounts of sand per well and transition towards manufacturing style development of plays – including multi-well pads and multi-zone development of acreage – innovative and integrated logistics solutions are required to help drive supply chain costs down and provide certainty of execution. We believe our current fleet of 68 systems represents the industry’s leading market share for new technology proppant handling solutions. We continue to increase system deployments with our existing customers and gain adoption with new customers.

“We are also excited about the continued adoption of our propriatery inventory management system, PropView™. We currently have more than 125 registered third-party users of PropView™, with users spanning across the supply chain – from E&P procurement departments to pressure pumping logistic teams to last mile trucking companies. We believe the integration of our well site systems and the Kingfisher Facility with PropView™ uniquely position us to provide insight across the supply chain which we expect will drive continued market share growth.”

Upcoming Conference Participation

Solaris will participate in Cowen and Company’s 7th Annual Energy and Natural Resources Conference in New York. Solaris’Chief Executive Officer, Greg Lanham, will participate on a panel discussion during the afternoon of December 4, 2017, and the Company will meet with institutional investors on December 4 and December 5, 2017.

Conference Call

The Company will host a conference call to discuss its third quarter 2017 results on Friday, November 3, 2017 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (866) 807-9684. To join the conference call from outside of the United States, participants may dial (412) 317-5415. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10113199. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and provides patented mobile proppant management systems that unload, store and deliver proppant at oil and natural gas well sites. These patented systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale and the SCOOP/STACK. Solaris’ new high-capacity transload facility being built in Kingfisher, Oklahoma will serve customers with operations in the SCOOP/STACK. Additional information is available on the Solaris’ website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for the construction and operation of our new Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Proppant system rental	$15,062	$3,846	$34,560	$8,679
Proppant system services	3,416	902	7,631	2,189
Total revenue	18,478	4,748	42,191	10,868
Operating costs and expenses
Cost of proppant system rental (excluding $1,523 and $857, and 3,748 and $2,418, of depreciation and amortization for the three and nine months ended September 30, 2017 and 2016, respectively, shown separately)	641	386	1,588	1,181
Cost of proppant system services (excluding $129 and $42, and $283 and $111, of depreciation and amortization for the three and nine months ended September 30, 2017 and 2016, respectively, shown separately)	3,933	1,501	8,640	3,301
Depreciation and amortization	1,742	959	4,276	2,739
Salaries, benefits and payroll taxes	2,942	635	5,687	1,992
Selling, general and administrative (excluding $90 and $60, and $245 and $210, of depreciation and amortization for the three and nine months ended September 30, 2017 and 2016, respectively, shown separately)	1,176	543	3,653	1,842
Other operating expenses	(38)	—	3,770	—
Total operating cost and expenses	10,396	4,024	27,614	11,055
Operating income (loss)	8,082	724	14,577	(187)
Interest expense	(27)	(5)	(71)	(14)
Other income (expense)	(32)	6	(119)	7
Total other income (expense)	(59)	1	(190)	(7)
Income (loss) before income tax expense	8,023	725	14,387	(194)
Provision for income taxes	(617)	(14)	(1,137)	(26)
Net income (loss)	7,406	711	13,250	(220)
Less: net (income) loss related to Solaris LLC	—	(711)	(3,665)	220
Less: net income related to non-controlling interests	(6,027)	—	(8,049)	—
Net income attributable to Solaris	$1,379	$—	$1,536	$—

Earnings per share of Class A common stock - basic (1)	$0.13	$—	$0.14	$—
Earnings per share of Class A common stock - diluted (1)	$0.12	$—	$0.14	$—

Basic weighted average shares of Class A common stock outstanding (1)	10,100	—	10,100	—
Diluted weighted average shares of Class A common stock outstanding (1)	10,563	—	10,552	—

(1) – Represents earnings per share of Class A common stock and weighted average shares of Class A common stock outstanding for the period following the reorganization transactions and IPO.

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash	$53,996	$3,568
Accounts receivable, net	9,543	4,510
Prepaid expenses and other current assets	4,011	403
Inventories	6,675	1,365
Total current assets	74,225	9,846
Property, plant and equipment, net	100,006	54,350
Goodwill	13,004	13,004
Intangible assets, net	67	36
Deferred tax assets	29,648	—
Other assets	239	—
Total assets	$217,189	$77,236
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$5,209	$705
Accrued liabilities	4,733	2,144
Current portion of capital lease obligations	33	26
Current portion of notes payable	—	169
Current portion of senior secured credit facility	—	31
Total current liabilities	9,975	3,075
Capital lease obligations, net of current portion	186	213
Notes payable, net of current portion	—	282
Senior secured credit facility, net of current portion	—	2,320
Payable related to parties pursuant to tax receivable agreements	11,475	—
Other long-term liabilities	154	—
Total liabilities	21,790	5,890
Commitments and contingencies
Stockholders' and members’ equity
Members’ equity	—	69,267
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 10,100 shares issued and outstanding as of September 30, 2017 and none issued and outstanding as of December 31, 2016	101	—
Class B common stock, $0.00 par value, 180,000 shares authorized, 32,366 shares issued and outstanding as of September 30, 2017 and none issued and outstanding as of December 31, 2016	—	—
Additional paid-in capital	60,657	—
Accumulated earnings	1,536	2,079
Total stockholders' equity attributable to Solaris and members' equity	62,294	71,346
Non-controlling interest	133,105	—
Total stockholders' and members' equity	195,399	71,346
Total liabilities, stockholders' and members’ equity	$217,189	$77,236

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$13,250	$(220)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,276	2,739
Loss on disposal of asset	451	—
Provision for bad debt	—	85
Unit-based compensation	2,097	108
Amortization of debt issuance costs	35	—
Amortization of prepaid expenses and other assets	879	—
Deferred income tax expense	1,059	—
Other	(19)	—
Changes in assets and liabilities:
Accounts receivable	(5,033)	(2,169)
Prepaid expenses and other assets	(4,504)	3
Inventories	(6,675)	507
Accounts payable	4,504	154
Accrued liabilities	2,679	(439)
Net cash provided by operating activities	12,999	768
Cash flows from investing activities:
Investment in property, plant and equipment	(49,015)	(5,926)
Investment in intangible assets	(34)	(25)
Net cash used in investing activities	(49,049)	(5,951)
Cash flows from financing activities:
Payments under capital leases	(20)	(19)
Payments under notes payable	(451)	(142)
Proceeds from borrowings under the credit facility	3,000	—
Repayment of credit facility	(5,500)	—
Proceeds from pay down of promissory note related to membership units	4,303	—
Payments related to debt issuance costs	(111)	—
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	111,075	—
Distributions paid to unit and option holders	(25,818)	—
Net cash provided by (used in) financing activities	86,478	(161)
Net increase (decrease) in cash	50,428	(5,344)
Cash at beginning of period	3,568	6,923
Cash at end of period	$53,996	$1,579
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$492	$515
Financing:
Notes payable issued for property, plant and equipment	—	257
Accrued interest from notes receivable issued for membership units	142	250
Cash paid for:
Interest	96	14
Income taxes	45	35

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFROMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income (loss), plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) unit-based compensation expense and (ii) certain non-cash charges and unusual or non-recurring charges.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income (loss)	$7,406	$711	$13,250	$(220)
Depreciation and amortization	1,742	959	4,276	2,739
Interest expense, net	27	5	71	14
Income taxes (1)	617	14	1,137	26
EBITDA	$9,792	$1,689	$18,734	$2,559
IPO bonuses (2)	617	—	4,046	—
Unit-based compensation expense (3)	795	36	1,172	108
Loss on disposal of assets	41	—	451	—
Non-recurring organizational costs (4)	—	—	348	—
Change in payable related to parties pursuant to tax receivable agreements	(83)	—	(83)	—
Other (5)	36	—	36	—
Adjusted EBITDA	$11,198	$1,725	$24,704	$2,667

(1)Income taxes include add-back for federal and state taxes.

(2)One-time cash bonuses of $3.1 million for the nine months ended September 30, 2017 and stock-based compensation expense of $0.6 million and $0.9 million with one-year vesting for the three and nine months ended September 30, 2017, respectively, were paid or granted to certain employees and consultants in connection with the Offering.

(3)Represents unit-based compensation costs of $0.7 million and $0.9 million for the three and nine months ended September 30, 2017, respectively, related to restricted stock awards, with three-year vesting. Also includes $0.1 million and $0.3 million for the three and nine months ended September 30, 2017, respectively, related to options under the Plan.

(4)Certain non-recurring organizational costs associated with Solaris’ IPO.

(5)Non-recurring transaction costs.

Contacts:

Kyle Ramachandran

Chief Financial Officer

(281) 501-3070

IR@solarisoilfield.com